Exhibit 23.1

INDEPENDENT AUDITOR’S CONSENT

The Board of Directors:

We hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement filed on Form S-1 of our report dated April 20, 2004, relating to the financial statements of Sand Hill IT Acquisition Corp. for the period ended April 20, 2004.

HEIN & ASSOCIATES LLP

Houston, Texas

May 24, 2004